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                                                                    EXHIBIT 3.34

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                             CEL GOLF GROUP, INC.
                             --------------------



                                  ARTICLE ONE
                                  -----------

     The name of the corporation is CEL Golf Group, Inc.


                                  ARTICLE TWO
                                  -----------

     The corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the Georgia Business Corporation Code.


                                 ARTICLE THREE
                                 -------------

     The number of shares the corporation is authorized to issue is one thousand (1,000) shares of the par value of One Dollar ($1.00). The shares shall be designated as common stock and shall have identical rights, privileges and powers in every respect. Cumulative voting shall not be allowed and no shareholder shall have any preemptive rights.


                                 ARTICLE FOUR
                                 ------------

     The address of its initial registered office is 1201 Peachtree Street, NE, Atlanta, Fulton County, Georgia 30361, and the initial registered agent of the corporation at such address is C T Corporation System.


                                 ARTICLE FIVE
                                 ------------

     The name and address of each incorporator is:

     Randolph D. Addison                15770 Dallas Parkway
                                        5th Floor
                                        Dallas, Texas 75248

     Linda Blanton-Myers                15770 Dallas Parkway
                                        5th Floor
                                        Dallas, Texas 75248.


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                                  ARTICLE SIX
                                  -----------

     The mailing address of the initial principal office of the corporation is 3702 Via de la Valle, Suite No. 202, Del Mar, California 92014.


     IN WITNESS WHEREOF, the undersigned have executed these Articles of Incorporation.


This the ____ day of August, 1995.


                                        /s/ Randolph D. Addison
                                        _____________________________
                                        Randolph D. Addison,
                                        Incorporator


                                        /s/ Linda Blanton-Myers
                                        _____________________________
                                        Linda Blanton-Myers,
                                        Incorporator


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